Exhibit 99.1

Tongji Healthcare Group, Inc. Announces New Board of Directors

LOS ANGELES (July 2, 2020) — via NetworkWire — Tongji Healthcare Group, Inc. (OTC: TONJ) (the “Company”) is pleased to announce the appointment of new board members and officers, effective as of June 18, 2020.

Tongji Healthcare Group welcomes Amir Ben-Yohanan as chairman of the board and chief executive officer, Christian Young as director and president, and Simon Yu as director and chief operations officer.

Amir Ben-Yohanan has extensive experience spanning over 15 years serving large multinational corporations. This includes leadership positions with AT&T and the Associated Press, where he was the senior director of finance and was responsible for oversight of Internal Audit, Compliance and Financial Reporting departments. In 2012, Ben-Yohanan left a successful career in the corporate world to become an entrepreneur, founding West of Hudson Properties, a real estate investment and property management firm headquartered in Hackensack, New Jersey. Under Ben-Yohanan’s leadership, West of Hudson Properties has grown to its current ownership and management of over $300 million in real estate assets across 95+ multifamily residential properties. More recently, he has expanded the operation to successfully complete several ground-up multifamily construction projects each year in New Jersey and Pennsylvania.

Ben-Yohanan earned his master’s degree in finance from Australia’s University of Sydney in 1999 and holds an undergraduate degree in accounting.

Christian J. Young has served as president of WOHG since March 2020. Prior to joining WOHG, he held positions as a lawyer and chef and was also a serial entrepreneur involved in founding over a dozen enterprises. Mr. Young is also a YouTube personality and travel blogger. From 2018 to 2019, Mr. Young served as chief strategy officer for Cannabis Strategic Ventures. Since 2015, Mr. Young has been a YouTube branded content developer, strategic advisor to venture fund Amplify.LA, and an advisor at the USC Venture Incubator. From 2015 to 2017, Mr. Young also acted as entrepreneur in residence for Lamp Post Group.

Mr. Young obtained his J.D. from Southwestern Law and his MBA from the University of Southern California.

Simon Yu, is the chief executive officer of Cannabis Strategic Ventures (OTC: NUGS) and has served in this position since 2017. In 2014, Mr. Yu also founded a regional California staffing firm that leverages technology and education to change the way staffing agencies serve their clients. Mr. Yu has almost 20 years of management experience in healthcare, with 11 of those dedicated to sales and operations for the healthcare staffing industry. Throughout his career, Mr. Yu has launched startups in e-commerce, import/export, medical devices, and staffing. Mr. Yu was also a startup advisor at the University of Southern California’s Business Incubator and was an adjunct professor of entrepreneurship at California State University, Los Angeles.

Mr. Yu graduated from the University of Southern California with a master’s in business administration and a graduate certificate in technology commercialization.

Following the above officer and director appointments, Mr. Joe Arcaro resigned from any and all officer and director positions with the Company, effective immediately. Mr. Arcaro’s resignation is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

About Tongji Healthcare Group, Inc.

The Company operates Tongji Hospital, a general hospital with 105 licensed beds. Tongji Hospital offers care and treatment in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, prevention and emergency care. Its emergency room is open 24 hours a day, and all of its rooms are air-conditioned.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

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